EXHIBIT 10.21

LEASE AGREEMENT

THIS LEASE AGREEMENT made and entered into this August 29th, 2008, is by and between Carrierhouse Corp., a Florida corporation, hereinafter referred to as “LANDLORD”, and, NetTalk.Com Inc. a Florida corporation, hereinafter referred to as “TENANT”.

ARTICLE I - DEMISE OF LEASED PREMISES, DESCRIPTION OF

PROPERTY, TERMS AND USE

1.1 For and in consideration of the rents, covenants and agreements herein and for other good and valuable consideration, LANDLORD hereby leases to TENANT and TENANT hereby leases from LANDLORD upon terms, provisions and conditions herein, the Leased Premises, as hereinafter described.

1.2 Description of Property. LANDLORD leases to TENANT and TENANT leases from LANDLORD, Switch Room #3 (approx 850 Sq Ft), Office Space, Antenna Pad Space and Warehouse Storage Space (see diagrams attached - Exhibit B), in building located at 1100 NW 163 Drive, Miami, Fl. 33169.

1.3 Term. The term of this Lease (the “Term”) shall commence on September 1st, 2008 (the “Commencement Date”), and shall terminate on August 31st, 2010 (“Expiration Date”). Unless either Landlord or Tenant provides written notice to the other of their intent not to renew this Lease on or before ninety (90) days prior to the Expiration Date as extended herein by two (2) year periods, this Lease shall be automatically extended for successive two (2) year periods on the same terms and conditions except that Rent shall be 105% of Rent for the immediately preceding lease period. Within ninety (90) days prior to the expiration of each two (2) year renewal period, either LANDLORD or TENANT shall be entitled to elect by written notice to the other not to renew this Lease for another period, in which event this Lease shall terminate at the expiration of the current two (2) year renewal period.

1.4 Use. The Leased Premises shall be used for operation of telecommunications equipment (the Permitted Use”) and for no other purpose whatsoever without LANDLORD’S prior express written consent, which consent may be withheld or granted in LANDLORD’S sole discretion.

1.5 Common Area. The term “Common Area” shall mean all real or personal property owned by the LANDLORD in the Building and adjacent property designated by LANDLORD for the common, non-exclusive use of the LANDLORD, the TENANT, other tenants of the Building and their employees, guests and invitees including, but not limited to sidewalks, landscape areas, lighting, delivery areas, parking areas, entrance and lobby areas, security, elevators, stairways, hallways shared by more than one tenant and all lavatories shared by more than one tenant.

ARTICLE II - RENT AND SECURITY DEPOSIT

2.1 Rental. In consideration of leasing the Leased Premises, TENANT hereby agrees with LANDLORD to pay to LANDLORD, beginning on the Commencement Date during each lease year annual rent of One Hundred Seven Thousand Seven Hundred ($107,700) (“Rent”). Rent shall be payable, in advance, in equal monthly installments of Eight Thousand Nine Hundred Seventy Five Dollars ($8,975) on the first day of each and every calendar month during the Term hereof and shall be proportionately reduced for any partial month, during the Term hereof. Except as otherwise provided herein, Rent shall be payable to LANDLORD without notice, demand, set-off or deduction at the place specified by LANDLORD in writing from time to time. Rent does not include applicable sales tax, if applicable, in the State of Florida which sales tax shall be added to the Rent and shall be paid by TENANT to LANDLORD simultaneously with the payment of Rent. On the Commencement Date, TENANT shall pay to LANDLORD a sum equal to the first month and last month’s Rent plus applicable sales tax.

2.2 Security Deposit. On the Commencement Date of this Lease, TENANT shall deposit Eight Thousand Nine Hundred Seventy Five Dollars ($8,975), with LANDLORD as a security deposit for the performance by TENANT of the provisions of this Lease, which shall not be construed as an advance payment of Rent hereunder. If TENANT is in default hereunder, LANDLORD shall be entitled to use the security deposit, or any portion of it, to cure, the default or to compensate LANDLORD for damages sustained by LANDLORD resulting from TENANT’S default. TENANT shall immediately on demand pay to LANDLORD a sum equal to the portion of the security deposit expended or applied by LANDLORD as provided in this paragraph so as to maintain the security deposit in the sum initially deposited with LANDLORD. If at the expiration of the Term (as extended) TENANT is not in default under the Lease and funds from the security deposit still remain, LANDLORD shall pay such amounts to TENANT. LANDLORD’S obligations with respect to the security deposit are and shall remain those of a debtor and not trustee. LANDLORD may commingle the security deposit with LANDLORD’S general and other funds. LANDLORD shall not pay TENANT interest on the security deposit.

ARTICLE III - UTILITIES AND SERVICES

3.1 Services. Services to be furnished by LANDLORD. LANDLORD shall use reasonable efforts to furnish TENANT, subject to the Building Rules and Regulations (hereafter defined) and TENANT’S performance of its obligations hereunder, the following services:

(a)	Maintenance on the heating, ventilation and air conditioning system (the “HVAC System”) serving the Leased Premises.

(b)	Cold water at those points of supply provided for lavatory and drinking purposes only.

(c)	Electricity for all Common Areas.

(d)	Replacement of fluorescent lamps in building - standard light fixtures installed by LANDLORD and incandescent bulb replacement in the Leased Premises and in all public areas.

(e)	Janitorial service.

Failure by LANDLORD to any extent to furnish such services or any cessation thereof by LANDLORD shall not render LANDLORD liable in any respect for damages to either person or property, nor be construed as an eviction of TENANT, nor work an abatement of rent, nor relieve TENANT from fulfillment of any covenant or agreement hereof. Should any of such services be interrupted LANDLORD shall use reasonable diligence to restore same promptly.

3.2 Utilities.

(a) The operation of the TENANT’s communications equipment shall be the sole responsibility of TENANT, provided LANDLORD agrees to cooperate with TENANT in TENANT’s efforts to obtain utilities for TENANT’s equipment from any location in the Building.

(b) TENANT shall pay LANDLORD each and every month Two Thousand Six Hundred and Fifty Dollars ($2,650) per month for use of electricity during the term and One Thousand Four Hundred Dollars ($1,400) for 20 Mbps of dedicated internet bandwidth. TENANT will be assinged three 100 Amp circuits (Switch Room #3: 1 x 100 Amp at 110 Volt and 1 x 100 Amp at 48 Volt and Antenna 1 x 100 Amp at 110 Volt). Any additional circuit will be billed at $200 per month per 20 Amp circuit. However, should LANDLORD’s cost of providing electricity be increased by the supplying company, the amount due by TENANT shall be increased proportionately. TENANT shall pay the rate for electricity usage to LANDLORD together with and at the same time and place TENANT pays the Rent. LANDLORD will pay for electricity used by TENANT on the Leased Premises during the initial term or any renewal term, provided, TENANT’s consumption of such utilities is not excessive in LANDLORD’s reasonable opinion.

ARTICLE IV - PREPARATION OF LEASED PREMISES

4.1 TENANT shall, at TENANT’s sole cost and expense prepare the Leased Premises for TENANT’s occupancy provided that all TENANT’S plans for the TENANT’S improvements (the “Tenant Improvements”) must be approved in advance in writing by LANDLORD. LANDLORD shall review and approve or disapprove construction plans and drawings for the Leased Premises submitted by TENANT within ten (10) business days after LANDLORD’S receipt of a full and complete set of plans and specifications for same. LANDLORD’S failure to respond to TENANT’S submission within such ten (10) business days shall be deemed LANDLORD’S disapproval of same.

4.2 TENANT shall have the responsibility, at TENANT’S sole cost and expense, for obtaining all approvals and permits from the governmental authorities having jurisdiction over the Leased Premises for the construction of the Tenant Improvements. TENANT shall be responsible for obtaining builder’s risk and all other insurance as required for the construction of the Tenant Improvements prior to and during the construction TENANT shall cause the Tenant.

TENANT shall, at its sole cost and expense, arrange for and install cable connections to fiber providers located in the Equipment Room or in other areas of the Building designated by the LANDLORD, with such installation being subject to the prior written approval of LANDLORD. LANDLORD’s approval shall not be unreasonably withheld, provided that the installation by TENANT be accomplished by qualified technicians and comply with all county code ordinances and that such installation further comply with all governmental requirements and acceptable industry standards.

4.3 Improvements to be constructed free of any mechanic’s or material man’s lien, claim, or charge and shall indemnify LANDLORD against any and all such liability that may arise on account of the construction of the Tenant Improvements for which TENANT is responsible. TENANT shall record a Notice of Commencement prior to the start of construction and shall cause all contractors, suppliers and others furnishing services for the construction to file lien waivers and releases as work progresses in accordance with local lien law. LANDLORD shall have the right to periodically enter the space to observe the progress of the construction; however, such observation shall not be construed to be an acceptance of the improvements or any portion thereof. Except for the improvements approved in advance by LANDLORD in writing, TENANT shall not make or have made any alterations, modifications, additions, installations, changes or improvements to the Leased Premises.

ARTICLE V - REPAIR AND MAINTENANCE

5.1 LANDLORD will repair and maintain all utilities, fixtures, and infrastructure amenities located with the Common Areas.

5.2 LANDLORD shall not be required to make any improvements or repairs or alterations whatsoever to the Leased Premises except structural and roof repairs and in respect of the equipment used to provide the services set forth in ARTICLE III. TENANT shall promptly give LANDLORD written notice of any damage in the Leased Premises. This Section 5.2 shall not apply in the case of damage or destruction by fire or other casualty, which event is covered elsewhere in this Lease.

5.3 TENANT acknowledges and agrees that LANDLORD does not hereby assume any responsibility whatsoever for the compliance of the Leased Premises with the requirements of Title III of the Americans with Disabilities Act, 42 U.S.C. 12101, et. seq., as amended (the “ADA”). Without limiting the foregoing, notwithstanding whether any improvements in the Leased Premises may constitute alterations which affect the usability of or any access to any area of the Leased Premise that contain a primary function (as defined in the ADA), LANDLORD does not hereby assume any responsibility or liability whatsoever to insure that the Leased Premises and/or any altered area thereof and the restrooms, telephones and drinking fountains servicing the altered area are readily accessible to and usable by individuals with disabilities, it being agreed that the sole responsibility therefore shall reside with TENANT. Notwithstanding the foregoing, LANDLORD shall be responsible for ADA compliance of common areas and entrances from and exits to the exterior of the Leased Premises.

ARTICLE VI - TENANT CARE AND REPAIR

TENANT shall maintain the Leased Premises in a clean, attractive condition and shall be responsible for all repairs within the Leased Premises, except as specifically provided in ARTICLE V hereof.

ARTICLE VII - LATE PAYMENTS

TENANT agrees to timely pay all rents and sums provided to be paid to LANDLORD hereunder at the times and in the manner herein provided. Any rent or other payment due hereunder which is not paid within five (5) days of the due date shall accrue interest at the rate of one and one-half percent (1.5%) per month or the maximum amount allowable by law, compounded daily, beginning with the day on which payment was due, and continuing until paid in full.

In the event any sums due and payable to LANDLORD remain delinquent for a period exceeding ten (10) days, TENANT’S access to the Leased Premises shall be restricted. In the event any sums due and payable to LANDLORD remain delinquent for a period exceeding sixty (60) days all utilities provided to TENANT by LANDLORD hereunder will be disconnected immediately without further notice. Tenant hereby consents to such action and waives its legal rights in the event LANDLORD takes such action. TENANT acknowledges and agrees that no equipment utilized in the course of TENANT’s business may be removed from the Leased Premises while any sums due and payable to LANDLORD are delinquent.

ARTICLE VIII - HOLDING OVER

If TENANT shall hold over after the expiration of the Term, at LANDLORD’S option, TENANT may be deemed to be occupying the Leased Premises as a tenant from month to month, which tenancy may be terminated by seven (7) days notice. During such tenancy, TENANT agrees to pay to LANDLORD, monthly in advance, rent and all other amounts due under this Lease in an amount equal to two hundred percent (200%) of the monthly installment of rent and all other amounts due under this Lease which was payable on the last day of the Term, and to be bound by all of the terms, covenants, agreements and conditions herein specified. If LANDLORD relets the Leased Premises (or any portion(s) thereof) to a new tenant and the term of such new lease commences during the period for which TENANT holds over, LANDLORD shall be entitled to recover from TENANT any and all costs, legal expenses, attorney’s fees, damages, loss of profits or any other expenses incurred by LANDLORD as a result of TENANT’S failure or inability to deliver possession of the Leased Premises to LANDLORD when required under this Lease.

ARTICLE IX - ALTERATIONS, ADDITIONS, IMPROVEMENTS

TENANT will make no alteration, change, improvement, repair, replacement or addition to the Leased Premises without the prior written consent of LANDLORD. TENANT may remove its trade fixtures, office supplies and moveable office furniture and equipment not attached to the Building, provided such removal is made prior to the termination or expiration of the Term and that TENANT promptly repairs all damage caused by such removal. All other property at the Leased Premises and any alteration or addition to the Leased Premises (including but not limited to wall-to-wall carpeting, drywall partitions, paneling or other wall covering) and any other article attached or affixed to the floor, wall or ceiling of the Leased Premises shall become the property of LANDLORD and shall be surrendered with the Leased Premises as part thereof at the termination of this Lease, without payment or compensation therefore. If requested by LANDLORD, TENANT will post a bold or other security reasonably satisfactory to LANDLORD to protect LANDLORD against liens arising from work performed, services performed or materials provided for TENANT. All work performed shall be done by contractors approved by LANDLORD in a good and workmanlike manner and with materials (where not specifically described in the specifications) of the quality and appearance comparable to those in the Building.

ARTICLE X - ASSIGNMENT

10.1 The identity and financial position of the TENANT is a material consideration of LANDLORD entering into this Lease. TENANT shall not, directly or indirectly, assign or sublet under this Lease or any part thereof, nor permit all or any part of the Leased Premises to be used or occupied by another, without first obtaining the consent of LANDLORD, which LANDLORD may grant or withhold in its sole discretion. Any mortgage, pledge or assignment of this Lease, or if TENANT is a corporation, any transfer of this Lease from TENANT by merger, consolidation, reorganization or liquidation or any change in the ownership of or power to vote the majority of the outstanding voting stock of TENANT, shall constitute an assignment for the purposes of this Article. Any assignment or subletting made without LANDLORD’S consent shall be voidable by LANDLORD. Any consent by LANDLORD, unless specifically stated therein, shall not relieve TENANT from its obligations under this Lease.

10.2 LANDLORD, it its sole and absolute discretion, may withhold its consent to any assignment or subletting on any basis whatsoever. Without otherwise limiting the LANDLORD’S right to approve or disapprove any assignment or subletting, LANDLORD intends to withhold its consent to any assignment or subletting, if such assignment or subletting would be:

10.3 For less than the whole of the Leased Premises, or for a term less than the whole of the Lease Term which remains hereunder; or

10.4 At a rental rate less than the then current market rate for comparable premises in the Building; or

10.5 To any party who is then a tenant of the Building, if LANDLORD has or will have, during the ensuing six (6) months, suitable space for rent in the Building; or

10.6 To any party at a time when occupancy is (or is reasonably expected by LANDLORD to be, as of the commencement date of such assignment or subletting) less than ninety percent (90%) of the Total Square Footage of the Building, if LANDLORD has or will have during the ensuing six (6) months suitable space for rent in the Building; or

10.7 To any party who proposes to conduct a business which is not in conformance with the provisions of this Lease or which does not in LANDLORD’S sole discretion comport with the character of the Building, or whose financial condition and credit rating in LANDLORD’S sole discretion are not equal to or better than that of TENANT’S and all Guarantors of this Lease.

10.8 One-half of any rent in excess of Rent reserved hereunder which is received by TENANT pursuant to an assignment or subletting consented to by LANDLORD, shall be remitted to LANDLORD as additional rent within ten (10) days of receipt by TENANT. For purposes of this Subsection, all money or value in whatever form received by TENANT from or on account of any party as consideration for an assignment or subletting, shall be deemed to be rent received by TENANT pursuant to an assignment or subletting.

10.9 To be effective, any assignment or sublease must be in writing and signed by the LANDLORD, TENANT and assignee/subtenant, and shall set forth the entire consideration being given and received.

10.10 The acceptance of Rent from any other person shall neither be deemed to be a waiver of any of the provision of this Lease nor be deemed to be a consent to the assignment of this Lease or subletting of the Leased Premises.

10.11 If the LANDLORD shall consent to any assignment or subletting, assignee/subtenant shall assume all obligations of TENANT hereunder and neither Guarantor, TENANT nor any assignee/subtenant shall be relieved of any liability hereunder in the event of default by assignee/subtenant in the performance of any of the terms, covenants, agreements and conditions hereof.

10.12 In responding to TENANT’S request for consent to a proposed assignment or subletting of the Leased Premises, LANDLORD, in addition to any other rights it may have hereunder, may elect to require TENANT to execute, upon the same terms and conditions as are contained in the proposed assignment or subletting a sublease or assignment to a tenant then occupying space in the Building for use by such tenant or by a subsidiary of or affiliate of such tenant.

10.13 In the event TENANT shall request the consent of LANDLORD to any assignment or subletting of this Lease, TENANT shall pay as Additional Rent all of LANDLORD’S administrative costs, overhead, reasonable attorneys fees and processing costs incurred by LANDLORD in connection therewith regardless of whether or not LANDLORD consents to such assignment or subletting.

10.14 LANDLORD shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder, and in the Buildings and related real property, and upon any such transfer or assignment, no further liability or obligation shall thereafter accrue against LANDLORD hereunder, (except to the extent of any retained LANDLORD’S interest by LANDLORD upon any partial assignment of its interest in this Lease), provided however that any assignee of the LANDLORD shall assume the unaccrued obligations of the LANDLORD hereunder and that any security deposit held by LANDLORD pursuant to the terms hereof shall also be assigned to the assignee.

ARTICLE XI - CONTROL OF COMMON AREAS AND PARKING FACILITIES

All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by LANDLORD, including all parking areas, truck way or ways, loading areas, pedestrian walkways, ramps, landscaped areas, stairways and other areas and improvements provided by LANDLORD for the general use, in common, of tenants, their officers, agents, employees, invitees, licensees, visitors and customers shall be at all times subject to such reasonable rules and regulations as the LANDLORD shall, from time to time establish, modify and enforce with respect to all such facilities and areas.

ARTICLE XII - RULES AND REGULATIONS

TENANT shall comply with all rules and regulations as may be applied by LANDLORD to the tenants of the building. Such rules and regulations will not necessarily be limited to those initial rules and regulations set forth in Exhibit “A” attached hereto which may, at the discretion of the LANDLORD, be subsequently modified.

ARTICLE XIII - FLOOR LOADS, NOISE, AND VIBRATION

TENANT shall not place any equipment or other load upon any floor of the Leased Premises which causes noise or vibrations that disturb other tenants of the Building or which exceeds the load per square foot which such floor was designed to carry or which is allowed by law.

ARTICLE XIV - WAIVER OF SUBROGATION

TENANT and LANDLORD release each other and waive any right of recovery against each other for loss or damage to their respective property, which occurs on or about the Leased Premises (whether due to the negligence of either party, their agents, employees, officers, contractors, licensees, invitees or otherwise), to the extent that such loss or damage is reimbursed by insurance proceeds. TENANT and LANDLORD agree that all policies of insurance obtained by either of them in connection with the Leased Premises shall contain appropriate waiver of subrogation clauses.

ARTICLE XV - TENANT’S INSURANCE

TENANT shall, at its sole expense, provide and maintain in force during the entire term of this Lease, and any extension or renewal hereof, (i) commercial general liability insurance and errors and omissions insurance in the single limit amount of One Million and no/100 ($1,000,000.00) Dollars covering the Leased Premises and TENANT’s work and operations, (ii) insurance on all of TENANT’s personal property and equipment, and (iii) business interruption insurance. A certificate of insurance shall be delivered by TENANT to LANDLORD on or before ten (10) days prior to the occupancy of the Leased Premises by TENANT. LANDLORD will be named on a commercial general liability policy as an additional insured.

ARTICLE XVI - HOLD HARMLESS

16.1 The TENANT covenants and agrees with LANDLORD that during the entire term of this Lease (including renewal terms), the TENANT will indemnify and save harmless the LANDLORD against any and all claims, debts, demands or obligations which may be made against the LANDLORD or against the LANDLORD’S title in the Leased Premises arising by reason of any acts or omissions of the TENANT, its officers, agents or employees; and if it becomes necessary for the LANDLORD to defend any action seeking to impose any such liability, the TENANT will pay the LANDLORD all costs of court and reasonable attorneys’ and paralegal fees and costs incurred by LANDLORD in such defense (through all appellate levels), in addition to any other sums which said LANDLORD may be called upon to pay by reason of a judgment or decree against the LANDLORD in the litigation in which such claim is asserted.

16.2 TENANT shall keep and maintain the Leased Premises in compliance with, and shall not cause or permit the Leased Premises to be in violation of any federal, state or local laws, ordinances or regulations including, without limitation, those relating to occupational safety and health, industrial hygiene or to the environment. TENANT shall not use, generate, manufacture, store or dispose of, on, under or about the Leased Premises or transport to or from the Leased Premises any flammable explosives, radioactive materials, corrosives or acids, including without limitation any and all Hazardous Substances (as hereinafter defined) in violation of any such laws.

16.3 TENANT shall defend, indemnify and hold harmless LANDLORD and its directors, officers, employees, contractors, agents, parents, subsidiaries, successors, successors and assigns from and against any and all loss, damage, cost, expense or liability (including attorneys’ fees, paralegal charges and actual litigation costs through all appellate levels) directly or indirectly arising out of or attributable to, in whole or in part, the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Hazardous Substance on, under or about the Building or related real property by TENANT, its employees, agents, contractors, invitees or subtenants, including, without limitation, (i) all foreseeable consequential damages, and (ii) the costs of any required or necessary repairs, cleanup, remediation or detoxification of the Building or related real property.

16.4 The term “Hazardous Substance” includes without limitation (i) those substances included within the definitions of “hazardous waste” or “solid waste” in any Environmental Law; (ii) petroleum products and byproducts; (iii) asbestos; (iv) polychlorinated biphenyls; (v) chlorinated solvents and (vi) formaldehyde. The term “Environmental Law” includes any federal, state, municipal or local law, statute, ordinance, regulations, order or rule pertaining to health, industrial hygiene, environmental conditions or hazardous substances.

The obligations of TENANT to indemnify and hold harmless under this Article shall survive any conveyance, transfer or foreclosure of the LANDLORD’S interest herein and further survive the termination or expiration of the Lease.

ARTICLE XVII - DESTRUCTION OR DAMAGE BY FIRE OR OTHER CASUALTY

17.1 In the event of fire or other casualty in the Leased Premises, TENANT shall immediately give notice thereof to LANDLORD. If the Leased Premises shall be partially destroyed by fire or other casualty so as to render the Leased Premises untenantable in whole or in part, the Rent provided for herein shall abate as to the portion of the Leased Premises rendered untenantable until such time as the Leased Premises rendered untenantable are made tenantable as reasonably determined by LANDLORD, and LANDLORD agrees to commence and complete such repair work promptly and with reasonable diligence, or in the event of total or substantial damage or destruction of the Building (whether or not affecting the Leased Premises) where LANDLORD decides not to rebuild, then all Rent and other amounts owing hereunder up to the date of such damage or destruction shall be paid by TENANT and this Lease shall terminate upon notice thereof to TENANT. LANDLORD shall give TENANT written notice of its decisions, estimate or elections under this ARTICLE XVII within 120 days after any such damage or destruction, provided LANDLORD shall be entitled to extend such period for an additional 30 days if LANDLORD is still in the process of adjusting loss with insurers and similar matters.

17.2 Should LANDLORD elect to effect any repairs under this ARTICLE XVII or ARTICLE XVIII, LANDLORD shall only be obligated to restore or rebuild the Leased Premises to a building standard condition, and then only to the extent that insurance proceeds or condemnation awards or agreed condemnation settlement proceeds are available to LANDLORD therefor. In the event that insurance proceeds or other form of rebuilding capital is not available to LANDLORD in order to restore TENANT’S space to a comparable condition prior to said untenable condition excluding any alterations, modifications or other improvements made by or on behalf of TENANT after the Commencement Date, then TENANT shall have the right to cancel this Lease by written notice given to LANDLORD no later than ten (10) days after LANDLORD notifies TENANT of such unavailability of proceeds and/or capital. In any event, TENANT shall have the right to cancel this Lease if the Leased Premises are not restored or rebuilt and ready for TENANT’S occupancy within six months of the date of any damage or destruction of the Leased Premises provided such restoration or rebuilding is in accordance with the original plans. LANDLORD agrees to undertake such restoration or rebuilding in accordance with the original plans except as otherwise required by applicable governmental or insurance law, rule, regulation or authority.

ARTICLE XVIII - CONDEMNATION

18.1 If all or any part of the Leased Premises shall be taken under power of eminent domain or like power, either by a condemnation proceeding, inverse condemnation or otherwise, or in the event of any transfer, conveyance, or sale of all or any part of the Leased Premises made in lieu of an exercise of the power of eminent domain (all of the foregoing being hereinafter referred to as “Appropriation”), prior to or during the Term, the rights and obligations of LANDLORD and TENANT with respect to such Appropriation, each time there is an instance of such Appropriation, shall be governed by the following provisions:

18.2 In the event of an Appropriation, the provisions of the existing first mortgage encumbering the Leased Premises, if any, with respect to the condemnation award shall control.

18.3 In the event of an Appropriation, this Lease shall terminate as to the part of the Leased Premises so taken or sold, effective as of the date possession is required to be delivered to such authority or entity. Rent for the remaining Term shall be reduced in the proportion that TENANT’S square footage of the Leased Premises is reduced by the taking. If a partial taking or sale of the Leased Premises, or the Building (i) reduces TENANT’S square footage of the Leased Premises by more than twenty percent (20%), or (ii) renders the Building commercially unviable to LANDLORD (in LANDLORD’S sole discretion), TENANT in the case of (i), or LANDLORD in the case of (ii), may terminate this Lease by notice to the other party within thirty (30) days after the terminating party receives written notice of the portion to be taken or sold, such termination to be effective one hundred and eighty (180) days after notice thereof, or when the portion is taken or sold, whichever is sooner. All condemnation awards and similar payments shall be paid and belong to LANDLORD, except any amounts awarded or paid specifically for TENANT’S trade fixtures and relocation costs (provided such awards do not reduce LANDLORD’S award). Without limiting the generality of the foregoing, all leasehold interest awards shall belong to and be paid to LANDLORD, and TENANT shall execute any assignment or other documentation requested by LANDLORD to effectuate such award or payment.

ARTICLE XIX - SIGNS

LANDLORD shall, upon TENANT’S request for same, install Building standard identification signage for TENANT on the main door to the Leased Premises inside the Building. No other signs, symbols or identifying marks shall be placed upon the Building or in the halls, elevators, staircases, entrances, parking areas or upon the doors of walls without prior written approval of LANDLORD. LANDLORD shall not restrict any interior signage if such signage complies with all applicable governmental codes and regulations.

ARTICLE XX - DEFAULT

20.1 Each of the following shall be deemed a default by the TENANT and a breach of this Lease:

(a) The filing of a petition by or against the TENANT for adjudication as a bankrupt under the Bankruptcy Code, as now or hereafter amended or supplemented, or for reorganization within the meaning of Chapter 11 of said Bankruptcy Code, or for arrangement within the meaning of Chapter 11 of said Bankruptcy Code, or the filing of any petition by or against the TENANT under any further bankruptcy act for the same or similar relief, or the dissolution or the commencement of any action or proceeding for the dissolution or liquidation of the TENANT, whether instituted by or against the TENANT, or for the appointment of a receiver or trustee of the property of the TENANT.

(b) The taking of possession of the Leased Premises or property of the TENANT upon the Leased Premises by any governmental officer or agency pursuant to statutory authority for the dissolution on, rehabilitation, reorganization or liquidation of the TENANT.

(c) The making by the TENANT of any “assignment for the benefit of creditors under Federal bankruptcy law”.

(d) A failure to pay the Rent herein reserved or additional rent, or any part thereof, or other sums due and owing hereunder within five (5) days after the due date thereof.

(e) Failure in the performance of any other covenant or condition of this Lease on the part of the TENANT to be performed, for a period of ten (10) days after receipt of written notice.

For the purposes of subdivision (e) of this ARTICLE XX, no failure on the part of the TENANT in the performance of work required to be performed or acts to be done or conditions to be modified which requires in excess of ten (10) days shall be deemed to exist if steps shall have, in good faith, been commenced within such ten day period by the TENANT to rectify the same, within such ten day period and shall thereafter be prosecuted to completion with diligence and continuity within no later than thirty (30) days after TENANT’S receipt of such written notice.

In the event of any such default of the TENANT, the LANDLORD may serve a written notice upon the TENANT that the LANDLORD elects to terminate this Lease upon a specified date not less than ten (10) days after the date of the serving of such notice, except in the case of a default under subdivision (d) hereof where no notice is required, and if the default remains uncured or the time period is not extended as herein provided, this Lease shall then expire on the date so specified as if that date had been originally fixed as the expiration date of the term herein granted.

In the event this Lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, or in the event the Leased Premises or any part thereof shall be abandoned by the TENANT, the LANDLORD, or its agents, servants or representatives, may immediately or at any time thereafter, re-enter and resume possession of the Leased Premises or such part hereof, and remove all persons and property therefrom, either by summary dispossess proceedings or by a suitable action or proceeding at law, without being liable for any damages therefore. No re-entry by the LANDLORD shall be deemed an acceptance of a surrender of this Lease.

In the event this Lease be terminated by summary proceedings, or otherwise as provided herein, or if the Leased Premises shall have been abandoned the entire amount of Rent which would be paid to the expiration date of this Lease shall become due and payable. However, in the event the Leased Premise are relet by the LANDLORD, the LANDLORD shall be entitled to recover from TENANT, and the TENANT shall pay to the LANDLORD, in addition to any other damages becoming due hereunder, an amount equal to the amount of all Rent and other sums due and owing hereunder and reserved under this Lease, less the net rent, if any, collected by the LANDLORD on reletting the Leased Premises, which shall be due and payable by the TENANT to the LANDLORD on the several days on which the Rent and other sums due and owing hereunder would have become due and payable; that is to say, upon each of such days the TENANT shall pay to the LANDLORD the amount of deficiency then existing. Such net rent collected on reletting by the LANDLORD shall be computed by deducting from the gross rents collected all reasonable expenses incurred by the LANDLORD in connection with the reletting of the Leased Premises or any part thereof, including brokers’ commission, attorneys’ fees and costs (at all judicial levels) and the cost of repairing, renovating or remodeling said Leased Premises.

20.2 The obligations of LANDLORD under this Lease do not constitute personal obligations of LANDLORD or the individual partners, shareholders, directors, officers, employees or agents of LANDLORD, and TENANT shall look solely to LANDLORD’S interest in the Leased Premises and Building, and to no other assets of LANDLORD, for satisfaction of any liability in respect of this Lease, and will not seek recourse against the individual partners, shareholders, directors, officers, employees or agents of LANDLORD or any of their personal assets for such satisfaction. No other properties or assets of LANDLORD shall be subject to levy, execution, or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of TENANT arising out of or in connection with this Lease, the relationship of LANDLORD and TENANT, or TENANT’S use of the Leased Premises. TENANT’S sole right and remedy in any action or proceeding concerning LANDLORD’S reasonableness (where the same is required under this Lease) shall be an action for either declaratory judgment or specific performance.

20.3 Lien for Rent. In addition to and independent of any lien in favor of LANDLORD arising by operation of law, TENANT hereby grants to LANDLORD a security interest to secure payment of all Rent and other sums of money becoming due hereunder from TENANT, and to secure payment of any damages or loss which LANDLORD may suffer by reason of the breach by TENANT of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furnishings, inventory, improvements and other personal property of TENANT presently or which hereafter may be situated in or on the Leased Premises or any other portion of the Building including but not limited to any areas subject to separate license agreements between LANDLORD and TENANT, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of LANDLORD until any and all other sums of money then due to LANDLORD hereunder, first shall have been paid and discharged, and all covenants, agreements and conditions hereof have been fully complied with and performed by TENANT. At any time and from time to time, TENANT agrees to execute any UCC-1 Financing Statement or such other documents or instruments as LANDLORD may request to perfect or confirm the security interest created by this Paragraph. Upon any failure by TENANT to do so, LANDLORD may execute same for and on behalf of TENANT as TENANT’S attorney in fact. All exemption laws are hereby waived by TENANT. This lien and security interest may be foreclosed with or without court proceedings, by public or private sale, with or without notice, and LANDLORD shall have the right to become purchaser upon being the highest bidder at such sale. LANDLORD as secured party, shall be entitled to all the rights and remedies afforded a secured party under the Uniform Commercial Code, which rights and remedies shall be in addition to and cumulative of the LANDLORD’s liens and rights provided by law or by the terms and provisions of this Lease.

ARTICLE XXI - SUBORDINATION

This Lease, its terms, conditions and all leasehold interests and rights hereunder are expressly made, given and granted subject and subordinate to the lien of any bona fide first mortgage which the LANDLORD may secure from any bank, life insurance company, lending institution, savings and loan association or other lender; and TENANT agrees to execute any instrument or instruments required by the mortgagee to subordinate the terms of this Lease to any such first mortgage that may be placed upon the Leased Premises by the LANDLORD. In the event of foreclosure of any such mortgage the TENANT agrees to attorn to the mortgagee or its successor in interest or to the successful purchaser at foreclosure sale.

ARTICLE XXII - ACCESS BY LANDLORD

TENANT shall permit LANDLORD or its agents or representatives to enter into and upon any part of the Leased Premises at all reasonable hours and with reasonable advance notice to inspect same; to clean; to make repairs, alterations or additions thereto, as LANDLORD may deem necessary or desirable; to show the Leased Premises to prospective purchasers or tenants; or for any other purpose deemed reasonable by LANDLORD. This right of access shall not impose any obligation on LANDLORD to perform any of the enumerated activities except as elsewhere expressly provided in this Lease. No additional locks shall be placed upon any doors without the prior written consent of LANDLORD. Landlord shall furnish all necessary keys, and the same shall be surrendered upon termination of this Lease, and Tenant shall then give Landlord or his agent an explanation of the combination of all locks on the doors or vaults. Landlord shall initially give Tenant two (2) keys to the Leased Premises. Tenants shall make no duplicates of such keys. Additional keys shall be obtained only from Landlord, at a fee to be determined by Landlord. Tenant shall have access 24 hours seven days a week to the premises.

ARTICLE XXIII - LAWFUL USE OF LEASED PREMISES

TENANT further covenants and agrees that the Leased Premises during the term of this Lease shall be used only and exclusive y for the Permitted Use and shall not be used for any unlawful purposes; and that said TENANT will not knowingly use or suffer anyone to use the Leased Premises or Building for any purpose in violation of the laws of the United States, the State of. Florida, the County of Dade, or any other governmental unit wherein the Leased Premises may be located.

ARTICLE XXIV - QUIET ENJOYMENT

LANDLORD covenants that so long as TENANT pays the Rent and all other sums due and owing under this Lease and performs its agreements hereunder, TENANT shall have the right to quietly enjoy and use the Leased Premises for the term hereof, subject to the provisions of this Lease.

ARTICLE XXV - TENANT FORBIDDEN TO ENCUMBER

LANDLORD’S INTEREST

Notwithstanding any provision of this Lease seemingly to the contrary, TENANT shall never, under any circumstances, have the power to subject the interest of LANDLORD in the Leased Premises or Building to any mechanics’ or materialmen’s liens or liens of any kind nor shall any provision in this Lease ever be construed as empowering the TENANT to encumber or cause the TENANT to encumber the title or interest of LANDLORD in the Leased Premises or Building.

In order to comply with the provisions of Section 713.10 Florida Statutes, it is specifically provided that neither the TENANT nor anyone claiming by, through or under the TENANT, including but not limited to contractors, subcontractors, materialmen, mechanics and laborers, shall have any right to file or place any kind of lien whatsoever upon the Leased Premises and Building or any improvement thereon, and any such liens are specifically prohibited. All parties with whom the TENANT may deal are put on notice that the TENANT has no power to subject the LANDLORD’S interest to any claim or lien of any kind or character, and all such persons so dealing with the TENANT must look solely to the credit of the TENANT, and not to the LANDLORD’S interest or assets. TENANT shall put all such parties with whom the TENANT may deal on notice of the terms of this Section.

If at any time a lien or encumbrance is filed against the Leased Premises or the Building as a result of TENANT’S work, materials or obligations, TENANT shall promptly discharge said lien or encumbrance, and if said lien or encumbrance has not been removed within thirty (30) days from the date it is filed, TENANT agrees to deposit with LANDLORD cash in an amount equal to one hundred fifty percent (150%) of the amount of the lien, to be held by LANDLORD (without interest to TENANT, except as may be required by law) until the lien is discharged.

ARTICLE XXVI APPLICABLE LAW

This Lease is entered into in the State of Florida and shall be governed by the applicable law of said State, the forum to resolve any dispute to be the Miami-Dade County.

ARTICLE XXVII - SURRENDER

At the expiration of the term or any renewal thereof, TENANT will quit and surrender the Leased Premises in as good state and condition as reasonable use and wear thereof will permit, damage by the elements and other casualty excepted.

ARTICLE XXVIII - RECOVERY OF LITIGATION EXPENSE

In the event that litigation is instituted between LANDLORD and TENANT, each shall, as the case may be, indemnify and pay to the prevailing party, all costs and expenses including, but not limited to, reasonable attorneys’ fees incurred in enforcing the terms and provision of this Lease or incurred in any Court action including attorneys’ fees which may be incurred on appeal.

ARTICLE XXIX - NOTICES; ESTOPPELS; SHORT FORM OF LEASE

29.1 Any notice, request, demand, instruction or other communication to be given to either party hereunder shall be in writing and sent by facsimile, delivered (by a service that guaranties same day or next-day service) or mailed (by first-class registered or certified mail, return receipt requested and postage prepaid), addressed:

IF TO LANDLORD:

Carrier House Inc.

1100 N.W. 163rd Drive

Miami, Florida 33169

Telephone: (305) 622-6526

IF TO TENANT:

NetTalk.com Inc.

1100 NW 163 Drive

Miami, Florida 33169

Telephone: (561) 329 2304

Facsimile: (786) 513 7l92

Attn: Takis Kiriakides

E-mail: ouzo50@aol.com

Billing Contact: Angela Ilisie

Billing email: angelailise@nettalk.com

or to such other address as either party may hereafter designate, and shall be deemed to have been served and given (i) on the date it is delivered, if sent by facsimile or by a service that guarantees same day or next day delivery or (ii) upon the expiration of five days after the date of mailing, if mailed.

29.2 Within ten (10) days after request therefore by LANDLORD, TENANT shall execute (in recordable form) and deliver a certificate to any proposed mortgage or purchaser, or to LANDLORD, together with a true and correct copy of this Lease, certifying (with such exceptions or modifications as may be the case) (i) that this Lease is in full force and effect without modification, (ii) the amount, if any, of Prepaid Rent and Deposit paid by TENANT to LANDLORD, (iii) that LANDLORD has performed all of its obligations due to be performed under this Lease and that there are no defenses; counterclaims, deductions or offsets outstanding or other excuses for TENANT’S performance under this Lease, and (iv) any other fact reasonably requested by LANDLORD or such proposed mortgagee or purchaser. LANDLORD may present to TENANT a form of such certificate, and TENANT’S failure to properly execute and deliver such form of certificate (with such exceptions or modifications noted therein as may be asserted by TENANT in good faith) within ten (10) days after request therefore shall be conclusive upon TENANT as to the truth of all statements contained therein as presented by LANDLORD and may be relied on by any person holding or proposing to acquire an interest in the Building or any part thereof or the Leased Premises or this Lease from or through the other party, that this Lease is unmodified and in full force and effect.

29.3 TENANT shall, promptly after request, execute, acknowledge and deliver a recordable short form of this Lease in such form as LANDLORD may reasonably request. The Lease itself shall not be recorded, and any attempt to do so by TENANT shall, at LANDLORD’S option, render this Lease null and void.

ARTICLE XXX - ENTIRE AGREEMENT, BINDING EFFECT

AND SEVERABILITY

This Lease and any written addenda and all exhibits hereto (which are expressly incorporated herein by this reference) shall constitute the entire agreement between LANDLORD and TENANT; no prior written or prior or contemporaneous oral promises or representations shall be binding. This Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto. The provisions of this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties, but this provision shall in no way alter the restrictions on assignment and subletting applicable to TENANT hereunder. If any provision of this Lease or the application thereof to any person or circumstance shall at any time or to any extent be held invalid or unenforceable, and the basis of the bargain between the parties hereto is not destroyed or rendered ineffective thereby, the remainder of this Lease or the application of such provision to person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby. Failure of LANDLORD to exercise any of its rights in one or more instances shall not be construed as a waiver of LANDLORD’S right to strict performance of such rights or as to any subsequent breach of any such rights.

ARTICLE XXXI - BROKERAGE

TENANT represents and warrants that TENANT has not dealt with any brokers in this transaction. TENANT agrees to indemnify, defend and hold LANDLORD harmless from and against all costs, claims, liabilities, expenses or damages of any kind whatsoever (including but not limited to attorneys’ fees and costs at all tribunal levels) arising from any such brokerage claim made by any one.

ARTICLE XXXII - RELOCATION

If the Leased Premises are located on a multi-tenancy floor, LANDLORD shall have the right at any time, notwithstanding anything contained herein to the contrary, to relocate, at LANDLORD’S expense, the Leased Premises to some other space of LANDLORD’S choosing of approximately the same dimensions and size within the Building. TENANT agrees that LANDLORD’S exercise of its election to remove and relocate TENANT shall not terminate this Lease or release TENANT, in whole or in part from TENANT’S obligations to pay Rent and perform the terms, covenants, agreements and conditions hereunder for the full Lease Term.

ARTICLE XXXIV - TIME

Time is of the essence of this Lease and applies to all terms and conditions contained herein.

ARTICLE XXXV - ACCORD AND SATISFACTION

No receipt and retention by LANDLORD of any payment tendered by TENANT in connection with this Lease shall give rise to or support or constitute an accord or satisfaction, or a compromise or other settlement, notwithstanding any accompanying statement, instruction or other assertion to the contrary (whether by notation on a check or in a transmittal letter or otherwise), unless LANDLORD expressly agrees to an accord and satisfaction, or a compromise or other settlement, in a separate writing duly executed by LANDLORD. LANDLORD may receive and retain, absolutely and for itself, any and all payments so tendered, notwithstanding any accompanying instructions by TENANT to the contrary. LANDLORD will be entitled to treat any such payments as being received on account of any item or items of Rent, interest, expense or damage due in connection herewith, in such amounts and in such order as LANDLORD may determine in its sole discretion.

ARTICLE XXXVI - RELATIONSHIP OF PARTIES

Anything in this Lease to the contrary notwithstanding, it is agreed that LANDLORD shall in no event be deemed to be a partner or engaged in a joint venture with, or an associate of TENANT in the conduct of its business nor shall LANDLORD be liable for any debts incurred by TENANT in the conduct of its business. Nothing contained in this Lease shall be deemed or construed to confer upon LANDLORD any interest in the business of the TENANT. The relationship of the parties during the Lease Term shall at all times be that of LANDLORD and TENANT.

ARTICLE XXXVII - AUTHORITY

If TENANT signs as a corporation, partnership, or other firm or entity, each of the persons executing this Lease, on behalf of TENANT, does hereby covenant and warrant, as applicable, that TENANT is duly authorized to transact business, is in good standing and existing, that TENANT has and is qualified to do business in the State of Florida, the TENANT has full right and authority to enter into this Lease, and that the persons signing on behalf of the TENANT were authorized to do so.

ARTICLE XXXVIII - FORCE MAJEURE

LANDLORD shall not be required to perform any term, condition, or covenant in this Lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, labor disputes (whether lawful or not), material or labor shortages, restrictions by any governmental authority, civil riots, floods, and any other cause not reasonably within the control of LANDLORD and which by the exercise of due diligence LANDLORD is unable, wholly or in part, to prevent or overcome.

ARTICLE XXXIX - TENDER AND DELIVERY OF LEASE

Submission of this Lease does not constitute an offer, right of first refusal, reservation of or option for the Leased Premises or any other space or premises in, on or about the Building. This Lease becomes effective as a lease upon execution and delivery by both LANDLORD and TENANT.

ARTICLE XL - RADON GAS

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

ARTICLE XLI - WAIVERS

EACH PARTY HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE OTHER UNDER THIS LEASE, ANY AND EVERY RIGHT IT MAY HAVE TO (I) A TRIAL BY JURY, (II) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN A COUNTERCLAIM WHICH CAN ONLY BE ASSERTED IN THE SUIT, ACTION OR PROCEEDING BROUGHT BY THE PLAINTIFF AND CANNOT BE MAINTAINED IN A SEPARATE ACTION, AND (III) SEEK TO HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. Nothing herein contained shall prevent or prohibit either party from instituting or maintaining a separate action against the other with respect to any claim, which the plaintiff may assert.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

WITNESSES:		LANDLORD:

Carrier House

By:		By:	/s/ Camilo Restrepo
Print Name:		Print Name:	CAMILO RESTREPO
(on behalf of Carrierhouse)
		Title:	MGR

By:
Print Name:		(CORPORATE SEAL)

WITNESSES:		TENANT:

NetTalk.com Inc

By:	/s/ Witness	By:	/s/ Anastasios Kyriakides
Print Name:	Witness	Print Name:	A. Kyriakides
		Title:	President

By:	/s/ Witness
Print Name:	Witness	(CORPORATE SEAL)